UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2026

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-36517	26-0784194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 District Avenue, Burlington, MA 01803

(Address of principal executive offices) (Zip Code)

(617) 600-7373

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NERV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

As previously announced, Minerva Neurosciences, Inc. (the “Company”) is hosting a virtual key opinion leader (“KOL”) event on Tuesday, February 3, 2026 at 10:30 a.m. Eastern Time. The presentation to be used during the event will be made available on the Company’s investor relations website at https://ir.minervaneurosciences.com/.

The contents of the Company’s website referenced in this Current Report on Form 8-K are not incorporated into this Current Report on Form 8-K. The Company routinely uses its investor relations website (https://ir.minervaneurosciences.com/) to post presentations to investors and other important information, including information that may be material. Accordingly, the Company encourages investors and others interested in the Company to review the information it makes public on its investor relations website.

The information in Item 7.01 of this Current Report on Form 8-K is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filling.

Item 8.01.	Other Events.

At the KOL event, the Company will provide additional details regarding its proposed confirmatory Phase 3 trial of roluperidone for the treatment of negative symptoms in schizophrenia. Subject to ongoing feedback from the U.S. Food and Drug Administration, the trial is currently expected to be initiated, including first patient screened, in the second quarter of 2026. The trial is designed to enroll 380 patients, randomized on a 1:1 basis to receive either placebo or a double-blinded single daily 64 mg dose of roluperidone. The primary efficacy endpoint is expected to be the change from baseline in the PANSS Marder negative symptoms factor score (NSFS) at 12 weeks. Following the initial 12-week treatment period, patients are expected to enter a 40-week relapse assessment phase, during which patients will crossover to receive either a daily 64 mg dose of roluperidone or antipsychotics. The Company expects topline efficacy results in the second half of 2027 and relapse assessment data in the second half of 2028.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, reflect management’s expectations as of the date of this Current Report on Form 8-K, and involve certain risks and uncertainties. Forward-looking statements include, but are not limited to, statements herein with respect to implied or express statements regarding the expected timeline, design and conduct of the Company’s Phase 3 trial of roluperidone for the treatment of negative symptoms in schizophrenia. These forward-looking statements are based on the Company’s current expectations and may differ materially from actual results due to a variety of factors including, without limitation, the Company’s future financial performance and position and plans and objectives for future operations; the expected sufficiency of the Company’s existing cash resources and runway may not be accurate resulting in the need for additional financing sooner than anticipated or unexpected liquidity constraints; the internal and external costs required for the Company’s ongoing and planned activities, and the resulting impact on expense and use of cash, may be higher than expected, which may cause the Company to use cash more quickly than expected or to change or curtail some of the Company’s plans or both; trials and studies may be delayed and may not have satisfactory outcomes, and earlier trials and studies may not be predictive of later trials and studies; the design and rate of enrollment for clinical trials, including the current design of the Phase 3 trial evaluating roluperidone may not enable successful completion of the trial(s); the commercial opportunity for roluperidone in negative symptoms of schizophrenia may be smaller than anticipated; the Company may be unable to obtain and maintain regulatory approvals; the Company may experience uncertainties inherent in the initiation and completion of clinical trials and clinical development; the need to align with collaborators or partners may hamper or delay development and regulatory efforts or increase costs; uncertainties of patent protection and litigation; general economic conditions; and other factors that are described under the caption “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on February 25, 2025, as updated by its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. The forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2026	MINERVA NEUROSCIENCES, INC.

/s/ Remy Luthringer
Name: Remy Luthringer
Title: Chief Executive Officer

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